UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 23, 2022

GX Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40226	85-3189810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 28th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-third of one Redeemable Warrant	GXIIU	The Nasdaq Stock Market LLC

Class A Common Stock, $.0001 par value per share	GXII	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A common stock, each whole Warrant exercisable for $11.50 per share	GXIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On November 23, 2022, the Board of Directors of GX Acquisition Corp. II, a Delaware corporation (the “Company”) determined that the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, December 28, 2022. The time and location of the Annual Meeting will be as set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”). Pursuant to the Company’s Bylaws (the “Bylaws”), stockholders seeking to bring business before the Annual Meeting or to nominate candidates for election as directors at the Annual Meeting must deliver such proposals or nominations to the principal executive offices of the Company, at 1325 Avenue of the Americas, 28th Floor New York, NY, Attention: CFO, not later than December 5, 2022. Any stockholder proposal or director nomination must comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GX Acquisition Corp. II

	By:	/s/ Andrea J. Kellett
		Name:	Andrea J. Kellett
		Title:	Chief Financial Officer

Dated: November 25, 2022

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